EXHIBIT 32.2

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), the undersigned officer of Sucampo Pharmaceuticals, Inc. (the “Company”) certifies to the best of his knowledge that:

(1)	The Quarterly Report on Form 10-Q for the quarter ended March 31, 2017 of the Company (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 2, 2017

/s/ Peter Pfreundschuh_________________________

Peter Pfreundschuh

Chief Financial Officer
(Principal Financial Officer)